UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 14, 2004

HORIZON OFFSHORE, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-16857 (Commission File Number)	76-0487309 (IRS Employer Identification No.)
2500 CityWest Boulevard, Suite 2200, Houston, Texas		77042
(Address of principal executive offices)		(Zip Code)

(713) 361-2600

(Registrant's telephone number, including area code)

Item 4.	Changes in Registrant's Certifying Accountant.

On July 14, 2004, Horizon Offshore, Inc. (the "Company") engaged Grant Thornton LLP ("Grant Thornton") as the Company's independent registered public accounting firm. Grant Thornton is registered with the Public Company Accounting Oversight Board ("PCAOB").  The decision to select Grant Thornton was approved by the Audit Committee of the Board of Directors. During the two fiscal years ended December 31, 2003 and the subsequent interim period preceding such engagement, neither the Company nor anyone on its behalf consulted Grant Thornton regarding either (1) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, nor did Grant Thornton provide to the Company a written report or oral advice regarding such principles or audit opinion; or (2) any matter that was either the subject of a disagreement (as defined in Item 304(a)(l)(iv) and the related instructions of Regulation S-K) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

Item 5.	Other Events and Regulation FD Disclosure.

            On July 14, 2004, Horizon Offshore, Inc. issued the press release attached hereto as Exhibit 99.

Item 7.	Financial Statements and Exhibits.

(c) Exhibits.

10.1

Purchase Agreement, dated as of May 27, 2004, among Horizon Offshore, Inc., as issuer, Horizon Vessels, Inc., Horizon Offshore Contractors, Inc., Horizon Subsea Services, Inc., Horizon Vessels International, Ltd., HorizEn L.L.C., ECH Offshore, S. de R.L. de C.V., and HOC Offshore, S. de R.L. de C.V., as guarantors, and the initial purchasers named therein

10.2	Amendment No. 1 and Waiver to Purchase Agreement, dated as of May 27, 2004, among Horizon Offshore, Inc. and the holders listed on the signature pages thereto

99	Press release issued by Horizon Offshore, Inc. on July 14, 2004, announcing the appointment of Grant Thornton LLP to serve as the Company's independent registered public accounting firm for 2004

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HORIZON OFFSHORE, INC.
By:	/s/ David W. Sharp
David W. Sharp Executive Vice President and Chief Financial Officer

Dated:  July 14, 2004